Exhibit 99.3

[FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS]

RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER THE DREAMWORKS ANIMATION SKG, INC., 2004 OMNIBUS INCENTIVE COMPENSATION PLAN dated as of «Month» «Day», «Year», between DreamWorks Animation SKG, Inc. (the “Company”), a Delaware Corporation, and «First» «Last».

This Restricted Stock Unit Award Agreement (the “Award Agreement”) sets forth the terms and conditions of an award of «Restricted_Shares» restricted stock units (the “Award”) that are subject to the terms and conditions specified herein (“RSUs”) and that are granted to you under the DreamWorks Animation SKG, Inc., 2004 Omnibus Incentive Compensation Plan (the “Plan”). This Award constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, a share of the Company’s Class A Common Stock, $0.01 par value (“Share”), as set forth in Section 2 below.

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 9. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

SECTION 1. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern.

SECTION 2. Vesting and Delivery. Except as otherwise determined by the Committee in its sole discretion, your rights with respect to the RSUs subject to this Award Agreement shall become fully vested, and the restrictions set forth in this Award Agreement shall lapse, upon termination of your services as a director of the Company and its Affiliates for any reason (the “Vesting Date”), provided that such termination occurs on or after the first anniversary of the date of grant of such RSUs. On the Vesting Date, the Company shall deliver to you one Share for each RSU awarded to you pursuant to this Award Agreement.

SECTION 3. Forfeiture of RSUs. Except as otherwise determined by the Committee in its sole discretion, if your service as a director is terminated for any reason prior to the first anniversary of the date of grant of this Award, your rights with respect to any RSU awarded to you pursuant to this Award Agreement shall immediately terminate, and you will be entitled to no further payments or benefits with respect thereto.

SECTION 4. Voting Rights; Dividend Equivalents. Prior to the date on which your rights with respect to an RSU have become vested and Shares are delivered to you pursuant to this Award Agreement, you shall not be entitled to exercise any voting rights with respect to such RSUs and shall not be entitled to receive dividends or other distributions with respect to the Shares underlying such RSUs.

SECTION 5. Non-Transferability of RSUs. Unless otherwise provided by the Committee in its sole discretion, RSUs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 9(a) of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an RSU in violation of the provisions of this Section 5 and Section 9(a) of the Plan shall be void.

SECTION 6. Withholding, Consents and Legends. (a) Withholding. The delivery of Share pursuant to Section 2 is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 9(d) of the Plan.

(b) Consents. Your rights in respect of the RSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(c) Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the transfer agent to place a stop order against any legended Shares.

SECTION 7. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 8. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

SECTION 9. Dispute Resolution. (a) Jurisdiction and Venue. You and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Award Agreement or the Plan. You and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. You and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which you have submitted to jurisdiction in this Section 9(a). You and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United

States District Court for the District of Delaware or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(c) Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 9, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 10. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three business days (meaning a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York) after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	DreamWorks Animation SKG, Inc. 1000 Flower Street Glendale, CA 91201 Attention: General Counsel Telecopy :

If to you:	«First» «Last» «Street» «Unit» «City», «State» «Postal_Code»

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

SECTION 11. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

SECTION 12. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the RSUs shall be subject to the provisions of Section 7(c) of the Plan). Notwithstanding the foregoing, the Company reserves the right to amend the Plan, the Award and/or this Award Agreement if the Company or the Committee determines that such an amendment is necessary or desirable to minimize or avoid the incurrence of any taxes or interest that might be payable by the Company or any Affiliate, or by any holder of RSUs, pursuant to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. Regardless of any such amendment, the Company does not guarantee that any such taxes or interest pursuant to Section 409A will be minimized or avoided.

SECTION 13. Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

DREAMWORKS ANIMATION SKG, INC.,

by
Name: Title:

«FIRST» «LAST»

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